Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: October 14, 2016

PILLAR PHARMACEUTICALS I, L.P.

By: Pillar Invest Corporation, its general partner

By:	/s/ Youssef El Zein
	Name:	Youssef El Zein
	Title:	Director

PILLAR PHARMACEUTICALS II, L.P.

By: Pillar Invest Corporation, its general partner

By:	/s/ Youssef El Zein
	Name:	Youssef El Zein
	Title:	Director

PILLAR PHARMACEUTICALS III, L.P.

By: Pillar Invest Corporation, its general partner

By:	/s/ Youssef El Zein
	Name:	Youssef El Zein
	Title:	Director

PILLAR PHARMACEUTICALS IV, L.P.

By: Pillar Invest Corporation, its general partner

By:	/s/ Youssef El Zein
Name:		Youssef El Zein
Title:		Director

PILLAR PHARMACEUTICALS V, L.P.

By: Pillar Invest Corporation, its general partner

By:	/s/ Youssef El Zein
Name:	Youssef El Zein
Title:	Director

PILLAR INVEST CORPORATION

By:	/s/ Youssef El Zein
	Name:	Youssef El Zein
	Title:	Director

/s/ Youssef El Zein
Youssef El Zein